UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2018

PARKERVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.Entry into a Material Definitive Agreement.

On September 11, 2018, ParkerVision, Inc. (the “Company”) executed a Patent Security Agreement (the “Security Agreement”) with Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”) as security for payment of a non-interest bearing Promissory Note (the “Note”) between the parties in an aggregate amount of up to $2.5 million.  The Note was entered into between the parties in settlement of approximately $1.9 million in amounts payable to Mintz Levin as of June 30, 2018 and approximately $0.6 million in future billings expected to be incurred by Mintz Levin for attorney’s fees and costs associated with the Company’s patent enforcement program.  The Company paid Mintz Levin an initial installment of $100,000 upon execution of the Note and the remaining balance is payable in monthly installments of $200,000 commencing November 1, 2018 and continuing until the entire unpaid principal balance is paid.  To the extent that future billings from Mintz Levin are less than $0.6 million, the outstanding balance of the Note will be reduced accordingly.

The amounts payable to Mintz Levin include attorney’s fees and costs related to (i) the Company’s U.S. district court patent infringement cases,  (ii) Mintz Levin’s representation of ParkerVision in its appellate court case related to the Company’s ‘940 patent and (iii) Mintz Levin’s support of the Company’s German litigation actions.

Under the Security Agreement, the Company has pledged as security twenty-five (25) U.S. patents and six (6) correlating foreign patents (the “IP Collateral”) that were released by Brickell Key Investments LP (“Brickell”) as further discussed below.   None of the patents included in the IP Collateral are the subject of any current patent enforcement actions.

The Note accelerates and becomes immediately due and payable in the case of standard events of default and/or in the event the Company is sold through a sale or other transfer of substantially all of its assets or a transfer of more than 50% of its capital stock in one or a series of transactions or through a merger or other transaction with similar effect.  In an event of default, the Note will accrue interest at a rate of twelve percent (12%) per annum on any outstanding balance until such time that the Note is paid in full.

On August 30, 2018, Brickell, a special purpose fund under the management of Brickell Key Asset Management Limited, a Guernsey-based asset manager, executed an amendment to the Claims Proceeds Investment Agreement (the “Agreement”) between Brickell and the Company, dated February 25, 2016 (as amended on May 27, 2016, December 29, 2017, and April 26, 2018) to provide for the release of its senior security interest in the IP Collateral.

Item 2.03.  Creation of a Direct Financial Obligation

The information set forth in the first and second paragraph under Item 1.01 is incorporated under this Item 2.03 by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Patent Security Agreement between Registrant and Mintz Levin dated September 11, 2018
10.2	Promissory Note between Registrant and Mintz Levin dated August 23, 2018
10.3	Amendment of Security Interest Amendment to Claims Proceeds Agreement and Consent between Registrant and Brickell Key Investments, LP dated August 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2018
PARKERVISION, INC.

By /s/ Cynthia L. Poehlman
Cynthia L. Poehlman
Chief Financial Officer